EXHIBIT 99.2

NEWS RELEASE

FREMONT GENERAL POSTPONES ANNUAL MEETING

(SANTA MONICA, CALIFORNIA) – October 31, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, today announced that it has postponed its 2007 Annual Meeting of Stockholders (the “Annual Meeting”), previously scheduled to be held on December 13, 2007.

As previously reported, the Company is in discussions with potential new management teams. The Company hopes to be in a position to announce a new management team within approximately one week, and expects to announce a new Annual Meeting date promptly after such announcement.

The effect of the postponement of the Annual Meeting is to extend the deadline for stockholders to give timely notice of new business to be brought before the Annual Meeting (and for any such proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) and to nominate directors for election at the Annual Meeting. The deadline, which had previously been November 2, 2007, will be 10 days following the Company’s announcement of a new Annual Meeting date.

Additionally, the record date for the Annual Meeting, previously set for November 2, 2007, will be postponed to a date to be announced concurrently with the announcement of the new Annual Meeting date.

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from the Company’s expected or reported results as a result of significant risks, uncertainties and factors, often beyond our control (as well as the various assumptions utilized in determining our expectations), and which include, but are not limited to, the following:

•	the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage loan origination business;

•	the impact of the sale of Fremont Investment & Loan’s commercial real estate lending business and related loan portfolio;

•	the ability of the Company to enter into or complete any strategic transaction;

•	the ability to use our net operating losses to reduce future tax payments;

•	the ability of the Company to enter into new lending businesses;

•	the variability of general and specific economic conditions and trends, and changes in, and the level of, interest rates;

•	the impact of competition and pricing environments on deposit products;

•	the ability to access the necessary capital resources in a cost-effective manner to fund our operations;

•	the ability to sell our existing residential real estate loans held for sale and the prices obtained for such loans;

•	the Company’s ability to realize the full principal amount of the participation interest in the commercial real estate loan portfolio sold to iStar Financial Inc.;

•	the impact of changes in the commercial real estate markets, in particular the housing market, and changes in the fair values of our assets and loans, including the value of the underlying real estate collateral;

•	the ability to service, collect and realize the amounts outstanding, and the timing thereof, of loans and foreclosed real estate;

•	the ability to appropriately estimate an adequate level for the valuation reserve for loans held for sale, the loan repurchase reserve and the premium recapture reserve, as well as the fair value of the retained mortgage servicing rights and residual interests in securitizations;

•	changes in various economic and other factors which influence the timing and ultimate realization of the cash flows supporting the Company’s estimate of fair value for the Company’s residual interest in securitized loans and mortgage servicing rights;

•	the effect of certain determinations or actions taken by, or the inability to secure regulatory approvals from, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the State of California or other regulatory bodies on various matters;

•	the impact of the Cease and Desist Order on the Company’s ability to conduct its business;

•	the Company’s ability to maintain cash flow sufficient for the Company to meet its debt service and other obligations;

•	the ability to maintain effective compliance with laws and regulations and control expenses;

•	the impact and cost of adverse state and federal legislation and regulations, litigation, court decisions and changes in the judicial or regulatory climate;

•	the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities;

•	the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•	other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.